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                                                                   EXHIBIT F-1.1

                          Jones, Day, Reavis & Pogue
                             77 West Wacker Drive
                                  Suite 3500
                            Chicago, Illinois 60601
                                (312) 782-3939

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Exelon Corporation SEC File No. 70-9645

Dear Sirs:

          We refer to the Application-Declaration on Form U-1 in File No. 70-9645, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Exelon Corporation ("Exelon"), a Pennsylvania corporation and currently a wholly owned subsidiary of PECO Energy Company ("PECO"), a Pennsylvania corporation and an exempt holding company under the Act, seeking authority for the following (the "Transactions"):

     (a) the acquisition by Exelon of common stock of (i) Commonwealth Edison Company ("ComEd"), a subsidiary of Unicom Corporation ("Unicom"), (ii) PECO, (iii) Exelon Generation Company, LLC and (iv) the utility subsidiaries of ComEd and PECO identified in the Application;

     (b) the issuance by Exelon of its common stock in exchange for (i) the outstanding shares of common stock of PECO in the First Step Share Exchange (as defined in the Amended and Restated Agreement and Plan of Exchange and Merger between Unicom and PECO (the "Merger Agreement")) and (ii) the outstanding shares of common stock of Unicom in the Second Step Merger (as defined in the Merger Agreement);

     (c) the adoption of a service agreement to permit, under Section 13 of the Act and the rules of the Securities and Exchange Commission thereunder, Exelon Business Services Company to render services to Exelon's utility and non-utility subsidiaries;

     (d) the transactions (the "Restructurings) which result in (i) the creation of Genco as the holder of the generating assets of ComEd and PECO, (ii) the creation of Exelon Energy Delivery Company as a holding company for ComEd and PECO and their subsidiaries, (iii) the creation of Exelon Ventures Company as a holding company for Genco, (iv) the Conowingo Companies becoming direct and indirect subsidiaries of Genco and (v) the creation of Exelon Enterprises Company LLC which will hold Exelon's non-utility subsidiaries;
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     (e)  the retention by PECO of the gas utility business of PECO as an
          "additional system" within the meaning of Section 11 of the Act; and

     (f) the retention by Exelon directly or indirectly of Unicom's and PECO's existing non-utility businesses (to the extent jurisdictional),

all as more fully described in the Application.

     We have acted as counsel to the Exelon in connection with the filing of the Application. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Application.

     In connection with this opinion, we have examined the Application and the exhibits thereto and the Merger Agreement, and originals, or copies certified to our satisfaction, of such corporate records of the Exelon, Unicom, ComEd, PECO and other entities, certificates of public officials, orders of regulatory bodies having jurisdiction over aspects of the Transaction, certificates of officers and representatives of the Exelon and other entities and such other documents, records and matters of law as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, and subject to the assumptions, qualifications and limitations hereinafter specified, we are of the opinion that, in the event the Transactions are completed as described in the Application:

     1. The laws of the State of Illinois applicable to the proposed Transactions will have been complied with.

     2. Exelon will legally acquire pursuant to the Second Step Merger all the outstanding common stock of ComEd (except for those shares of common stock which immediately prior to the Transactions are held by any person other than Unicom as described in the Application) and will legally acquire pursuant to the First Step Share Exchange all the outstanding common stock of PECO. Upon completion of the Restructurings, Exelon will legally acquire all the outstanding common stock of Exelon Energy Delivery Company (which in turn will legally acquire all the common stock of ComEd and PECO held by Exelon) and Exelon Ventures Company will acquire all the ownership interest of Genco.

     3. The consummation of the Transactions will not violate the legal rights of the lawful holders of any securities issued by Exelon or any associate company of Exelon.

     The opinions expressed above in respect of the proposed Transactions as described in the Application are subject to the following assumptions or conditions:

     a. The authorizations and approvals of the Transactions given by the Boards of Directors and shareholders of Exelon, Unicom and PECO shall remain in effect at the closings thereof and such corporate authorizations and approvals as shall be required by state law for the Restructurings shall be

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          given and all such approvals shall remain in effect at the closings of the Restructurings.

     b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Transactions.

     c. The Transactions shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of all state and federal commissions or regulatory authorities having jurisdiction over any of the Transactions (including the approval and authorization of the Federal Energy Regulatory Commission under the Federal Power Act, the Nuclear Regulatory Commission under the Atomic Energy Act, the Pennsylvania Public Service Commission under the applicable laws of the Commonwealth of Pennsylvania, and the Illinois Commerce Commission under the applicable laws of the State of Illinois) and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closings thereof.

     d. With respect to those Transactions occurring after Exelon shall have become subject to registration pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder, Exelon shall have duly registered with the Securities and Exchange Commission as a holding company pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder.

     e. The Merger (which consists of the First Step Share Exchange and the Second Step Merger as described in the Merger Agreement) has been completed in accordance with the Merger Agreement; instruments of share exchange and merger shall have been duly and validly filed with the Secretaries of State of the Commonwealth of Pennsylvania and Illinois, respectively, and such other corporate formalities as are required by the laws of such jurisdictions for the consummation of the share exchange and merger contemplated by the Merger Agreement shall have been taken; and such share exchange and merger shall have become effective in accordance with the laws of Pennsylvania and Illinois, respectively.

     f. The parties shall have obtained all consents, waivers and releases, if any, required for the Transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     g. Each of Genco, Exelon Energy Delivery Company and Exelon Ventures Company shall have been validly organized and be duly existing under the laws of the jurisdiction under which it is created.

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     h.   No opinions are expressed with respect to laws other than those of the
          State of Illinois, the Commonwealth of Pennsylvania and U.S. federal law. With respect to all matters governed by the laws of the Commonwealth of Pennsylvania, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP dated the date hereof. We understand that Ballard Spahr Andrews & Ingersoll, LLP will rely on our opinion with respect to all matters governed by the laws of the State of Illinois and we consent to such reliance. With respect to the opinion in paragraph number 3 above, we express no opinion with respect to any affiliate of Exelon which was an affiliate of PECO immediately prior to the First Step Share Exchange.

     i. No stop order shall have been entered by the Securities and Exchange Commission with respect to the Registration Statement on Form S-4 (File No. 333-37082); and the issuance of shares of Exelon common stock in connection with the Transactions shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     j. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certificates by officers of Exelon, Unicom, ComEd or PECO and other appropriate persons and statements contained in the Application.

     We hereby consent to the filing of this opinion as an exhibit to the Application.


                                        Respectfully yours,


                                        /s/ Jones, Day, Reavis & Pogue

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                                                                   EXHIBIT F-1.2

                    Ballard Spahr Andrews & Ingersoll, LLP
                              1735 Market Street
                       Philadelphia, Pennsylvania 19103
                                (215) 665-8500

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Exelon Corporation SEC File No. 70-9645

Ladies and Gentlemen:

          We refer to the Application-Declaration on Form U-1 in File No. 70-9645, as amended (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Exelon Corporation ("Exelon"), a Pennsylvania corporation and currently a wholly owned subsidiary of PECO Energy Company ("PECO"), a Pennsylvania corporation and an exempt holding company under the Act, seeking authority for the following (the "Transactions"):

     (a) the acquisition by Exelon of common stock of (i) Commonwealth Edison Company ("ComEd"), a subsidiary of Unicom Corporation ("Unicom"), (ii) PECO, (iii) Exelon Generation Company, LLC and (iv) the utility subsidiaries of ComEd and PECO identified in the Application;

     (b) the issuance by Exelon of its common stock in exchange for (i) the outstanding shares of common stock of PECO in the First Step Share Exchange (as defined in the Amended and Restated Agreement and Plan of Exchange and Merger between Unicom and PECO dated September 22, 1999, as amended to date (the "Merger Agreement"), which has been filed as an exhibit to the Application and (ii) the outstanding shares of common stock of Unicom in the Second Step Merger (as defined in the Merger Agreement);

     (c) the adoption of a service agreement to permit, under Section 13 of the Act and the rules of the Securities and Exchange Commission thereunder, Exelon Business Services Company to render services to Exelon's utility and non-utility subsidiaries;

     (d) the transactions (the "Restructurings) which result in (i) the creation of Genco as the holder of the generating assets of ComEd and PECO, (ii) the creation of Exelon Energy Delivery Company as a holding company for ComEd and PECO and their subsidiaries, (iii) the creation of Exelon Ventures Company as a holding company for Genco, (iv) the Conowingo Companies becoming direct and indirect subsidiaries of Genco and (v) the creation of Exelon Enterprises Company LLC which will hold Exelon's non-utility subsidiaries;

     (e) the retention by PECO of the gas utility business of PECO as an "additional system" within the meaning of Section 11 of the Act; and

     (f) the retention by Exelon directly or indirectly of Unicom's and PECO's existing non-utility businesses (to the extent jurisdictional), all as more fully described in the Application.

     We have acted as Pennsylvania counsel to Exelon in connection with the Merger. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Application.

     In our capacity as Pennsylvania counsel, we have examined the Application and the exhibits thereto and the Merger Agreement, and originals, or copies certified to our satisfaction, of such corporate records of Exelon, Unicom, ComEd, PECO and other entities, certificates of public officials, orders of regulatory bodies having jurisdiction over aspects of the Transaction, certificates of officers and representatives of the Exelon and other entities and such other documents, records and matters of law as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, and subject to the assumptions, qualifications and limitations hereinafter specified, we are of the opinion that, assuming the Transactions are completed as described in the Application:

     1. The laws of the Commonwealth of Pennsylvania applicable to the Transactions will have been complied with.

     2.  Exelon will be a validly organized and duly existing corporation.

     3. The common stock issued by Exelon in the First Step Share Exchange in exchange for the common stock of PECO and in the Second Step Merger in exchange for the common stock of Unicom will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Amended and Restated Articles of Incorporation of Exelon.

     4. Exelon will have legally acquired pursuant to the Second Step Merger all the outstanding common stock of ComEd (except for those shares of common stock which immediately prior to the Transactions are held by any person other than Unicom as described in the Application) and will have legally acquired pursuant to the First Step Share Exchange all the outstanding common stock of PECO. Upon completion of the Restructurings, Exelon will have legally acquired all the outstanding common stock of Exelon Energy Delivery Company (which in turn will have legally acquired all the common stock of ComEd and PECO held by Exelon) and Exelon Ventures Company will have acquired all the ownership interest in Genco.

     5. The consummation of the Transactions will not violate the legal rights of the lawful holders of any securities issued by Exelon or any associate company of Exelon, provided that no opinion is issued with respect those associate companies associated with Unicom.

     The opinions expressed above in respect of the proposed Transactions as described in the Application are subject to the following assumptions or conditions:

          a. The authorizations and approvals of the Transactions given by the Boards of Directors and shareholders of Exelon, Unicom and PECO shall remain in effect at the closings of the Transactions and such corporate authorizations and approvals as shall be required by state law for the Restructurings shall be given and all such approvals shall remain in effect at the closings of the Restructurings.

          b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Transactions.

          c. The Transactions shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of all state and federal commissions or regulatory authorities having jurisdiction over any of the Transactions (including the approval and authorization of the Federal Energy Regulatory Commission under the Federal Power Act, the Nuclear Regulatory Commission under the Atomic Energy Act, the Pennsylvania Public Utility Commission under the applicable laws of the Commonwealth of Pennsylvania, and the Illinois Commerce Commission under the applicable laws of the State of Illinois) and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closings of the Transactions.

          d. With respect to those Transactions occurring after Exelon shall have become subject to registration pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder, Exelon shall have duly registered with the Securities and Exchange Commission as a holding company pursuant to Section 5 of the Act and the rules of the Securities and Exchange Commission thereunder.

          e. The Merger (which consists of the First Step Share Exchange and the Second Step Merger as described in the Merger Agreement) has been completed in accordance with the Merger Agreement; instruments of share exchange and merger shall have been duly and validly filed with the Secretaries of State of the Commonwealth of Pennsylvania and Illinois, respectively, and such other corporate formalities as are required by the laws of such jurisdictions for the consummation of the share exchange and merger contemplated by the Merger Agreement shall have been taken; and such share exchange and merger shall have become effective in accordance with the laws of Pennsylvania and Illinois, respectively.

          f. The parties shall have obtained all consents, waivers and releases, if any, required for the Transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          g. Each of Genco, Exelon Energy Delivery Company and Exelon Ventures Company shall have been validly organized and be duly existing under the laws of the jurisdiction under which it is created.

          h. No opinions are expressed with respect to laws other than those of the Commonwealth Pennsylvania and federal law of the United States and with respect to all matters governed by the laws of the State of Illinois we have relied on the opinion of Jones, Day, Reavis & Pogue dated the date hereof with respect to such matters. We understand that Jones, Day, Reavis & Pogue will rely on our opinion with respect to all matters governed by the laws of the Commonwealth of Pennsylvania and we consent to such reliance. With respect to the opinion in paragraph number 5 above, we express no opinion with respect to any affiliate of Exelon which was an affiliate of Unicom immediately prior to the Second Step Merger.

          i. No stop order shall have been entered by the Securities and Exchange Commission with respect to the Registration Statement on Form S-4 (File No. 333-37082); and the issuance of shares of Exelon common stock in connection with the Transactions shall have been consummated in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          j. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various questions of fact material to our opinions we have, when relevant facts were not independently established, relied upon certificates by officers of Exelon, Unicom, ComEd or PECO and other appropriate persons and statements contained in the Application.

     We hereby consent to the filing of this opinion as an exhibit to the Application.


                                        Very truly yours,


                                        /s/ Ballard Spahr Andrews & Ingersoll